Exhibit 10.45

MASTER SERVICES AGREEMENT

This Master Services Agreement (the “Agreement”) dated January 1, 2018 (the “Effective Date”), is by and between Marchex Sales, LLC, a Delaware limited liability company with its principal place of business at 234 5th Avenue, Suite 301, New York, NY 10001 (“Marchex” or “Supplier”) and Dex Media, Inc., a Delaware corporation d/b/a DexYPTM with its principal place of business at 2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261 (“DexYP”).

BACKGROUND

WHEREAS, DexYP desires to obtain access to enhanced information and call-related data services to measure the performance of its marketing efforts (as further defined herein, the “Services”);

WHEREAS, Marchex is in the business of providing such Services; and

WHEREAS, the parties desire to set forth terms and conditions under which DexYP may obtain the Services from Marchex;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	MARCHEX SERVICES.

a.

Description. Subject to the terms and conditions of this Agreement, Marchex shall provide DexYP with the Services described in this Section 1 pursuant to Statements of Work (each a “Statement of Work” or “SOW”) outlining the specific Services to be performed and the fees for such Services.  Each Statement of Work must be in writing, executed by both parties, and will be incorporated into and become a part of this Agreement (including any appendices, exhibits and other documents attached to this Agreement) as it may be amended from time to time. *** Marchex’s service level obligations are set forth on Exhibit A attached hereto.

b.

Professional Services: *** To the extent that a Statement of Work includes one or more professional services projects (each a “Project”), the parties agree to work together in good faith to achieve completion of each Project in a timely and professional manner. DexYP acknowledges and agrees that a successful Project may depend on completion of certain actions by DexYP and/or adherence to schedules within DexYP’s control; consequently, the schedule for completion of the Project or any portion thereof may require adjustments if such DexYP responsibilities are not completed as anticipated or DexYP’s schedules change. Marchex shall bear no liability or otherwise be responsible for delays in the Project occasioned by DexYP's failure timely to complete a required task or adhere to a DexYP schedule. Unless otherwise agreed to by the parties in the applicable Statement of Work, Customer will reimburse Marchex for all reasonable expenses incurred by Marchex while performing the Professional Services, including relevant transportation, lodging, meal and out-of-pocket expenses, in accordance with the provisions of EXHIBIT B, Expense Reimbursement. Professional Services requested by DexYP shall be billed on a time and materials basis at such rate as agreed in a subsequent Statement of Work. Marchex may require that certain Professional Services are subject to specific terms and conditions depending on the nature of the request(s).  Furthermore, Marchex may require that certain expenses and fees shall be paid in advance, in its reasonable discretion.

c.

Recorded Call Services. *** To the extent that DexYP elects to use Recorded Call Services, DexYP shall use product functionality made available by Marchex hereunder or, to the extent not using product functionality made available by Marchex as intended, shall use such other means available to DexYP to ensure that its particular use of the Recorded Call Services is in full compliance with all laws and regulations applicable to recording, monitoring, storing and/or divulging telephone calls as well as to the language used in any automated whisper file or interactive voice response that may be implemented by DexYP or by Marchex at DexYP’s direction. DexYP shall ensure that the purpose for which DexYP and its Clients use the Recorded Call Services is consistent with the language by which notice of recording is given to or consent obtained from, as applicable, the necessary parties to the call via said whisper file message and/or interactive voice response (“Recording Notice”) and Marchex shall ensure that each Recording Notice implemented on behalf of DexYP hereunder includes DexYP’s specified wording therefor. Except as to explicit exclusions set forth herein, Marchex’s provision of the Recorded Call Services shall include functionality to enable DexYP to use such Services in compliance with all laws and regulations applicable to recording, monitoring, storing and/or divulging telephone calls in the Covered Regions. “Covered Regions” shall mean the contiguous United States (i.e. excluding Alaska and Hawaii and offshore territories and possessions).  The Recorded Call Services are an optional part of advertising and marketing services provided for multiple purposes, one of which is assisting advertisers and marketers in measuring return on investment (ROI) in connection with acquiring new customers under advertising campaigns

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and media placement. DexYP acknowledges and agrees that the Services are not intended to be used for the purposes of using, collecting, accessing or disclosing personally identifiable health information, including without limitation Protected Health Information (“PHI”), as defined in 45 C.F. R. §160.103 under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA Rules”). To the extent that any Client is a “covered entity” as defined in the Health Insurance Portability and Accountability Act of 1996, any exposure to PHI hereunder will be random, infrequent and incidental to Marchex’s provision of Recorded Call Services and is not meant for the purpose of accessing, managing the PHI or creating or manipulating PHI. As such, Marchex shall not be deemed to be a “Business Associate” or “Covered Entity” under the HIPAA Rules for the purposes of this Agreement.  In addition, with respect to Clients that may collect information from callers that would be subject to a privilege (e.g. accountants or attorneys) DexYP will be responsible for requiring by means of the Client Terms (as defined below) or otherwise that that such Clients acknowledge and agree that they may use Recorded Call Services only if they fully assume the risk that using a call recording service provided by a third party may jeopardize or preclude the application of the applicable professional privilege with respect to information exchanged during telephone conversations that are recorded.

d.

Use of Services. DexYP shall be responsible for obtaining and maintaining any computer and phone equipment (and the like) and ancillary products (collectively, the “Equipment”) needed to access and use the Services. DexYP shall also be responsible for maintaining appropriate security safeguards with respect to property for which it maintains ownership, control, use under license and/or access, including its Equipment; its DexYP account, passwords and files; any Data acquired hereunder; and any Marchex Confidential Information. DexYP shall be solely responsible for its use of the DexYP Data. DexYP will not (and will not cause any third party to), directly or indirectly: reverse engineer, decompile or disassemble any Services or any software, documentation or data provided by Marchex (specifically excluding DexYP Data) in connection therewith (collectively, "Marchex Materials"); modify or create derivative works based on any Services or any Marchex Materials or any aspect or portion thereof; or copy (except for archival purposes), lease, distribute or otherwise transfer rights to any Services or any Marchex Materials; or remove any proprietary notices or labels. DexYP agrees not to interfere with the proper working of any Marchex website. DexYP will be deemed responsible for each of its agents, representatives, subcontractors, licensees, and any other DexYP designees (collectively, “DexYP Representatives”) that have access to or otherwise use the Services or any Marchex Materials, and their respective compliance with the terms of this Agreement.

e.

DexYP Clients. The terms of this subsection shall apply to the extent that DexYP intends to offer use of CTNs or any other Services obtained under a Statement of Work to its own advertiser or merchant clients or other customers (collectively, “Clients”). Subject to the terms of this Agreement, DexYP may re-allocate CTNs for the same limited use by its Clients as described in Section 1(a) above with respect to Ad Media that is determined by Clients. As between the parties, DexYP shall be responsible for all use of the CTNs and Services by its Clients and shall have in place with each of its Clients, written contractual terms (“Client Terms”) that include: (i) representations and warranties from Client that Client is responsible for its use of all Services and its compliance with all applicable laws and regulations in its jurisdiction with respect to its use of such Services (including, if applicable, Recorded Call Services) and/or relevant professional or industry-specific rules and regulations applicable to such Client; (ii) disclaimers of warranties on behalf of Marchex and its suppliers or DexYP’s suppliers or vendors in general, that are substantially similar to those set forth herein and in any applicable Statement of Work; (iii) a limitation of liability of Marchex and its suppliers or DexYP’s suppliers or vendors in general, substantially similar to that set forth in Section 7 hereof; and (iv) Marchex and its suppliers, or DexYP’s suppliers or vendors in general, as indemnitees;. The Client Terms shall be consistent with this Agreement with respect to any reservation of rights and confidentiality terms between and among the parties. DexYP shall be responsible for all marketing materials, advertising and informational content, and any oral or written representation that DexYP or DexYP affiliates may make to any current or potential Clients; and DexYP shall neither make nor include in the Client Terms any representations or warranties on behalf of Marchex or with respect to Marchex, its suppliers, affiliates or the Services. Upon expiration or termination of this Agreement and/or the applicable Client Terms, DexYP shall: (i) cause its Clients to take all reasonable steps thereafter to remove, amend or cancel all publications, advertisements, promotions and other items bearing any CTN; and (ii) prohibit its Clients from thereafter distributing or selling any Ad Media or other item whatsoever bearing any CTN.

2.	RESERVATION OF RIGHTS; GOVERNMENT MATTERS.

a.

Reservation of Rights. This Agreement is not intended to, and shall not, affect ownership by either party of, or rights of either party in, any of its intellectual property rights, content, products and services, and nothing set forth in this Agreement shall be construed as the assignment or transfer of any ownership rights in any of the foregoing from one party to the other. Other than the express licenses set forth herein, nothing in this Agreement, and nothing in any statement made in connection with this Agreement, will be deemed a license (by implication, estoppel or otherwise) under either party's patent rights or other intellectual property rights. Both parties reserve all rights not expressly granted. Any Data collected or created hereunder, during the Service Term and through DexYP's account is the intellectual property of DexYP (collectively, the “DexYP Data”), subject to Marchex's

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

non-exclusive right to use such DexYP Data as necessary to provide the Services hereunder to DexYP. Subject to Marchex’s compliance with its representations and warranties in this Agreement, Marchex may use DexYP Data for its own internal business purposes, provided such use is on an aggregated basis, and without identifying DexYP or any DexYP Client as the source thereof and without disclosing Personal Information. For the avoidance of doubt, Marchex uses all Services Data collected in connection with its business and operations, which may include certain aggregated DexYP Data, in an unidentifiable form, in connection with the conduct of its business and operations which includes (a) creation of operational statistics for internal use only; (b) creation and inclusion in financial reporting of aggregate statistics regarding services performed; (c) creation and inclusion in marketing materials of aggregate statistics highlighting the capabilities of the Services; and (d) advancing and improving existing products and services, creating new and enhanced products and services, and development and publication of market and industry intelligence and expertise, all of which in such form shall be and remain the intellectual property of Marchex.

b.

CTNs. DexYP shall not have the right to use the CTNs, other than as explicitly set out herein, without the prior written consent of Marchex. As between the parties, all CTNs remain the property of Marchex, pursuant to agreements with its various telephone carriers and vendors, and are made available to DexYP solely for use in accordance with the terms and conditions of this Agreement and subject to applicable law and regulation. The parties acknowledge that Marchex is not a telecommunications or other type of carrier and that any Marchex CTNs are provided by a carrier to Marchex as an end-user.  In the event that DexYP requests that Marchex port any CTN used in connection with the Services provided hereunder, whether during the Service Term or upon expiration or termination of this Agreement, then in consideration of the applicable porting fee to be billed on a pass-through basis, with no mark up by Marchex, to the extent charged by the carrier, Marchex, as the end-user, will require that the carrier port the designated CTNs and will use its commercially reasonable efforts to effect the porting of such CTNs by the relevant carrier as designated by DexYP within *** of DexYP’s request or within *** or termination or expiration of this Agreement, as applicable. Marchex makes no guarantees as to the delivery by the applicable carrier. With respect to any Marchex CTNs that are not requested to be ported out in accordance with this Section, all rights of DexYP to use such Marchex CTNs as well as the Services shall cease absolutely upon expiration or termination of this Agreement (for whatever reason). Thereafter, DexYP shall take all reasonable steps to remove, amend or cancel all publications, advertisements, promotions and other items bearing any CTN and shall not thereafter distribute or sell any Ad Media or other item whatsoever bearing any CTN. The parties acknowledge and agree that DexYP's use of any CTNs may be further limited by, among other factors, changes to telephone carrier terms, changes in carrier relationships, guidelines recommended by Federal, state or local regulators, or changes to applicable law and regulation from time to time. Additionally, Marchex reserves the right to set limits on the volume of CTNs made available hereunder and makes no guarantee that local CTNs will be available for specific area codes, provided, however, Marchex will undertake all commercially reasonable efforts to maintain a sufficient inventory of CTNs for DexYP markets in the Covered Regions. Notwithstanding anything to the contrary herein, DexYP shall have no obligation to recall, destroy, or cease distribution of any DexYP printed products which contained the CTNs prior to the expiration or termination of this Agreement.

c.

Government Matters. DexYP may not remove or export from DexYP's jurisdiction or allow the export or re-export of the Services or anything related thereto in violation of any applicable export control or similar restrictions, laws or regulations. Marchex is not a telephone company. Marchex purchases telecommunications services and uses such services to provide enhanced service products to DexYP. If at any time Marchex's right to allocate CTNs or otherwise provide the Services to DexYP is impaired or regulated by any governmental or quasi-governmental entity, including, the U.S. Federal Trade Commission, the U.S. Federal Communications Commission or any state public utility commission (or equivalent or similar agencies in non-U.S. jurisdictions, if applicable under the Statement of Work), then solely to the extent required by changes in applicable laws or regulations or as required by such agency described above, Marchex shall have the right to terminate, suspend or amend this Agreement automatically upon written notice and to cause DexYP to remove or withdraw any digital advertising material containing any CTN . Marchex shall have no liability or obligation to DexYP of any kind arising out of such a termination, suspension or change in Services, as the case may be.

3.PAYMENT. DexYP agrees to pay Marchex the then-applicable fees for the Services as set forth in the applicable Statement of Work and any relevant attachment(s) thereto (the “Fees”). Unless otherwise set forth in a Statement of Work, all dollar amounts referred to in this Agreement or the Statement of Work are in the lawful money of the United States of America. ***  After the end of the Initial Term or then-current Renewal Term, Marchex reserves the right to change the Fees or applicable charges and to institute new charges and Fees for the upcoming Renewal Term, upon *** prior written notice to DexYP. If DexYP's use of the Services exceeds any applicable volume limitations set forth in a Statement of Work, DexYP agrees to pay the additional fees that apply. DexYP shall be responsible for all applicable surcharges and taxes associated with the Services, other than taxes based on Marchex's net income. DexYP will make payment no later than *** after receipt of invoice (the “Due Date”). In the event of a bona fide dispute regarding any specific charges contained in an invoice DexYP shall notify Marchex thereof in writing (email sufficing) no later than the Due Date.  If Marchex does not receive any payment by the Due Date, Marchex will provide notice of such non-payment (email sufficing).  If the payment is not received by Marchex within *** of notice of non-payment, then Marchex may suspend all or any

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

portion of the Services until such time as all outstanding amounts are paid in full. Late amounts that are not disputed in good faith will bear interest from the Due Date until paid at a per annum rate of interest equal to ***. Termination of this Agreement and/or payment of late payment charges shall not prejudice any other rights or remedies that may be available to Marchex related to unpaid Fees.

4.MUTUAL CONFIDENTIALITY AND DEXYP DATA.

a.

Definition. “Confidential Information”  means (i) the existence and terms of this Agreement, and (ii) any information that a party (the “Disclosing Party”) discloses  to the other party (the “Receiving Party”) about the Disclosing Party’s business activities that is, or is considered by the Disclosing Party to be, proprietary or confidential, and includes, without limitation, any and all business, financial, technical, and other information relating to the Disclosing Party, its clients, customers, suppliers, and/or affiliates which is provided by the Disclosing Party to the Receiving Party, and which is marked or designated as “confidential” or “proprietary”, or which is otherwise known by the Receiving Party to be confidential or proprietary, or which the Receiving Party should otherwise recognize as being confidential or proprietary due to the nature of the information and/or the circumstances surrounding the disclosure.

b.

Exceptions. The restrictions contained in this Section 4 shall not apply to any information which (i) was publicly available or otherwise known to the Receiving Party at the time of disclosure; (ii) subsequently becomes publicly available through no act or omission by the Receiving Party or any of its employees, agents or contractors; (iii) is or has been independently developed by the Receiving Party without violation of this Agreement; (iv) subsequently becomes otherwise known to the Receiving Party other than through disclosure by the Disclosing Party or its employees, agents or contractors; (v) is required to be disclosed in connection with any and all exigent circumstances involving individual or public health, rescue or safety; or (vi) is generally made available by the Disclosing Party to third parties without any restriction on disclosure. If a Receiving Party becomes legally compelled to disclose any Confidential Information of Disclosing Party (whether by judicial or administrative order, law, regulation, securities exchange requirement, receipt of a criminal or civil subpoena, or written request from governmental authorities requesting information in connection with a criminal proceeding), that Receiving Party shall use all reasonable efforts to provide the Disclosing Party with prior notice thereof (unless prohibited by law) so that the Disclosing Party may seek a protective order or other appropriate remedy to prevent such disclosure. If such protective order or other remedy is not obtained prior to the time such disclosure is required, the Receiving Party required to make the disclosure will only disclose that portion of such Confidential Information which it is legally required to disclose.

c.

Protection of Confidential Information.  The Receiving Party shall (i) not disclose Confidential Information to any third party without the prior written consent of the Disclosing Party and binding such third party to a confidentiality agreement with terms no less restrictive than the terms contained herein,  (ii) use Confidential Information only for the purposes of this Agreement, (iii) use the same degree of care that it uses to protect the confidentiality of its own confidential information of like kind (but in no event less than reasonable care), and (iv) restrict access to Confidential Information to employees on a need-to-know basis, and only in order to perform any Services or analysis necessary to fulfill the Receiving Party’s obligations hereunder.  In the event of inadvertent or other unauthorized disclosure of Confidential Information, the Receiving Party will promptly notify the Disclosing Party and will take necessary steps to prevent further disclosure.  Supplier will permit DexYP to review Supplier’s procedures and methods for protecting Confidential Information and will use commercially reasonable efforts to comply with all of DexYP’s reasonable requirements for security resulting from such review, but lack of such review request by DexYP shall not limit Supplier’s obligations hereunder. For the purposes of this agreement “Personal Information” shall mean non-public personally identifiable or other personal records or information. Without limiting any other provision of this Agreement, each party shall retain all right, title and interest in and to its Confidential Information, including all intellectual property rights inherent therein or appurtenant thereto. For the avoidance of doubt, the parties acknowledge and agree that Confidential Information includes Personal Information, including call-related, caller related and call-receiver related Personal Information that may be included in the Data processed under this Agreement and that each of the parties shall treat such Confidential Information in accordance with the terms of this Section, in addition to, and without limiting, the requirements that each of the parties has with respect to the Data generally under this Agreement and applicable law.

d.

Data Security. During the Service Term, Marchex will maintain commercially reasonable administrative, physical, and technical safeguards designed to prevent unauthorized access, use, or disclosure of DexYP Data collected, stored, and/or processed by Marchex pursuant to this Agreement. Marchex’s information security program includes: (i) physical security of all premises in which DexYP Data will be processed and/or stored; (ii) reasonable precautions taken with respect to the employment of and access given to Marchex personnel, including background checks and security clearances that assign specific access privileges to individuals; and (iii) a network security program with (a) access controls and data integrity controls; (b) testing and auditing of all controls; and (c) corrective action and incident response plans. In the event of inadvertent or other unauthorized disclosure of

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DexYP Data that includes Personal Information, Marchex will promptly notify DexYP and will take necessary steps to prevent further disclosure and assist DexYP in notifying any data subjects affected by the disclosure, as necessary under applicable laws, rules or regulations.

e.

DexYP Data. All archived DexYP Data shall be governed by the then-effective Marchex storage and deletion protocols for data, including, without limitation, maximum storage volumes, automatic and mandatory deletion protocols, maximum storage periods, among others. Marchex’s storage policy for the DexYP Data as of the Effective Date is at least ***.  Notwithstanding the foregoing, unless otherwise limited or restricted by applicable law or regulation, Marchex may, but shall not be obligated to, maintain archived DexYP Data following termination of the Agreement. Furthermore, in the event that Marchex in its reasonable professional discretion determines that such DexYP Data may not be deleted due to any outstanding compliance or regulatory matters, Marchex reserves the right to maintain such storage until the matter has been resolved to its satisfaction. Each party shall comply with the applicable Agreement terms and applicable laws and regulations, as each may apply to the party and their respective obligations thereunder. Marchex may disclose any DexYP Data to law enforcement or other governmental authorities upon receipt of request therefrom, without incurring any liability for such action. DexYP acknowledges that Marchex may change its practices and limitations concerning storage of DexYP Data, at any time and that notification of any such changes will provided to DexYP in writing no less than *** prior to such change taking effect. DexYP shall download and maintain a backup of any information or data that DexYP requires to be subject to its own storage protocols, subject to the terms hereof.

5. REPRESENTATIONS.

a.

Authority and Obligations. Each party represents and warrants that: (i) it has full power and authority to enter into this Agreement; (ii) as of the Effective Date and at all times throughout the Service Term, it has all consents, approvals, licenses and permissions, necessary for such party to perform all of its obligations hereunder and for the other party to exercise all of its rights hereunder; (iii) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms; and (iv) its performance of its obligations under this Agreement do not violate any law or breach any other agreement to which such party is bound.

b.

DexYP Representations. DexYP further represents and warrants during the Service Term that: (i) it shall use the Services (and any DexYP Data acquired in connection therewith) in full compliance with all applicable laws and regulations and rules of any governmental or regulatory body, including those relating to advertising, privacy, marketing and telephone solicitation (for the avoidance of doubt, this shall include the Telephone Consumer Protections Act (TCPA), federal "Do-Not-Call" rules); (ii) it shall obtain and maintain throughout the Service Term, the full right and authority (including by way of any consents or appropriate advance notifications as may be required under applicable law) for any monitoring of calls that may be enabled by DexYP, its Clients and/or Marchex at DexYP’s direction as part of the Services; and (viii) as to DexYP Data under the control of DexYP or its Clients, it has established proper procedures to protect the privacy of its Clients’ and consumers’ Personal Information, and otherwise comply with all applicable laws with respect to the DexYP Data acquired by DexYP hereunder.

c.

Marchex Representations. Marchex further represents and warrants during the Service Term that: (i) it shall provide the Services in full compliance with all applicable laws and regulations and rules of any governmental or regulatory body, and including those relating to call blocking,  advertising, privacy, marketing and telephone solicitation (for the avoidance of doubt, this shall include federal "Do-Not-Call" rules and any state or federal laws related to call blocking or “wiretapping”); (ii) it has established proper procedures to protect the privacy of its customers' and consumers’ Personal Information, and otherwise comply with all applicable laws with respect to the DexYP Data stored or processed on behalf of DexYP hereunder; (iii) it will not infringe on or misappropriate the intellectual property rights of any third party in the performance of the Services; and (iv) any aggregated use of call recordings by Marchex pursuant to Section 2(a) shall be in full compliance with all applicable laws and regulations and rules of any governmental or regulatory body, and including those relating to call recording, privacy, and any state or federal laws related to call recording).

d.

Use of Information. To the extent required by applicable law and regulation for certain regulated financial and other entities in their use of consumer data, DexYP represents and warrants that all consumer information received from Marchex will be used for marketing-related purposes only. By way of example and not limitation, consumer information will not be used, in whole or in part, for purposes of (i) establishing a consumer’s eligibility for credit or insurance or for employment purposes; or (ii) collecting, accessing, using, or disclosing personally identifiable health information, including without limitation Protected Health Information (“PHI”), as defined in 45 C.F. R. §160.103 under the Health Insurance Portability and Accountability Act of 1996.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MARCHEX, ITS SUPPLIERS AND VENDORS DISCLAIM ANY AND ALL WARRANTIES AND MAKE NO REPRESENTATIONS WITH RESPECT TO THE AVAILABILITY, QUALITY, ACCURACY, USEFULNESS, INTEROPERABILITY OR CONTENT OF ANY DATA THAT MAY BE PROVIDED TO OR OTHERWISE OBTAINED BY DEXYP IN CONNECTION WITH THE SERVICES PROVIDED HEREUNDER INCLUDING THIRD PARTY DATA AND CONSUMER DATA. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SERVICES (INCLUDING THE INTEGRATED CTNS) ARE PROVIDED "AS IS" AND "AS AVAILABLE" AND MARCHEX, ITS SUPPLIERS, AND VENDORS DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE ARISING BY USAGE OF TRADE, COURSE OF DEALING, OR COURSE OF PERFORMANCE AS WELL AS IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

7.LIMITATION OF LIABILITY. EXCEPT WITH RESPECT TO A PARTY'S INDEMNIFICATION OR CONFIDENTIALITY/DATA SECURITY OBLIGATIONS HEREUNDER, NEITHER MARCHEX, ITS SUPPLIERS, AND VENDORS, ON THE ONE HAND, NOR DEXYP, ON THE OTHER HAND, SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY: (A) FOR COST OF PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR LOSS OF BUSINESS; (B) FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE; (C) FOR ANY MATTER BEYOND SUCH PARTY'S REASONABLE CONTROL; OR (D) FOR ANY AMOUNTS THAT, TOGETHER WITH AMOUNTS ASSOCIATED WITH ALL OTHER CLAIMS, EXCEED THE GREATER OF (I) THE FEES PAID BY DEXYP TO MARCHEX FOR THE SERVICES UNDER THIS AGREEMENT IN THE *** PRIOR TO THE ACT THAT GAVE RISE TO THE LIABILITY, OR (II) $***.

8.INDEMNIFICATION.

a.

Each party (the "Indemnifying Party"), at its own expense, shall indemnify, defend and hold harmless the other party (the "Indemnified Party") and the Indemnified Party's affiliates, employees, representatives and agents from and against any claim, demand, action, investigation or other proceeding, including all damages, losses, liabilities, judgments, costs and expenses arising therefrom, brought by any third party against the Indemnified Party (collectively, a "Claim") to the extent that the Claim is based on, or arises out of (i) any alleged breach by the other party of its respective representations or warranties provided in this Agreement; (ii) the gross negligence or willful misconduct of that party; or (iii)any infringement, or claim of infringement of any trade secret, patent, trademark, copyright or other proprietary interest of any third party relating to the Indemnifying Party’s performance under this Agreement and/or materials furnished to the Indemnified Party; provided, however, that no Party will have any liability for any Claim that arises out of (i) use of the allegedly infringing item(s) not in accordance with this Agreement; (ii) use of the allegedly infringing item(s) in combination with third-party technology, data, products, processes, or other materials and the infringement would not have occurred but for such combination; (iii) where the alleged infringement arises from or relates to modifications to the allegedly infringing item(s) not made or authorized by the Party furnishing them hereunder, or modifications to the allegedly infringing item(s) developed pursuant to the other Party’s instructions; or (iv) to the extent the liability arises from the other Party’s continuance of the activity or use allegedly contributing to the infringement after notification thereof by the providing Party.

b.

DexYP at its own expense, shall indemnify, defend and hold harmless Marchex, its affiliates, suppliers, as well as their respective employees, representatives and agents from and against any Claim that arises from or in connection with: (i) DexYP's particular use of the Services including its use or disclosure of any information obtained through the Services; (ii) DexYP’s use of the DexYP Data and the Ad Media; and (iii) DexYP’s website including contents therein.

c.

In the event that the Services or any portion thereof, is held, or in Marchex’s reasonable, good faith judgment is likely to be held, to infringe the intellectual property rights of any third party, Marchex may, at its option, either: (A) secure for Customer the right to continue the use of such infringing item; or (B) replace such item with a substantially similar non-infringing item or modify such item (without materially affecting the functions or features of such item) so that it is no longer infringing or reduces the likelihood that it will be determined to be infringing. If Marchex determines that it is unable to procure for Customer the right to continue to use the allegedly infringing item or to replace the allegedly infringing item in accordance with this Section, then either Party will be entitled to terminate this Agreement upon written notice to the other without penalty.

d.

Requirements for Indemnification. Any party seeking indemnification under this Section shall (a) promptly notify the Indemnifying Party in writing regarding any facts that may give rise to a claim for indemnification under this Agreement (provided that any delay in notification will not relieve the Indemnifying Party of its obligations hereunder except to the extent

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

that the delay impairs its ability to defend); (b) provide the Indemnifying Party with reasonable information, assistance and cooperation in defending the lawsuit or proceeding (at the Indemnifying Party’s expense, to the extent of any out-of-pocket expenses); and (c) give the Indemnifying Party full control and sole authority over the defense and settlement of such claim, subject to the indemnified party’s approval of any such settlement, which approval will not be unreasonably withheld or delayed.

9.TERM AND TERMINATION.

a.

Term. The term of this Agreement will begin on the Effective Date, and will continue for a period of *** (the “Initial Term”), unless otherwise sooner terminated as provided below.  Upon the expiration of the Initial Term, the term of this Agreement will automatically renew for successive *** (each a “Renewal Term”, and the Initial Term and any Renewal Term(s) together the “Service Term”) unless and until terminated by either party upon written notice to the other received not less than *** prior to the expiration of the Initial Term or then-current Service Term, as applicable.

b.

Termination for Cause. In addition to any other remedies it may have, either party may also terminate this Agreement, including any and all Statements of Work, upon *** prior written notice, if the other party breaches any of the terms or conditions of this Agreement (including Marchex’s right to terminate in the event of DexYP's failure to pay any Fees when due as set forth in the applicable Statement of Work), and such breach remains uncured at the end of such *** period. In the event a party makes an assignment for the benefit of creditors, has any petition under bankruptcy law filed against it; or has a trustee or receiver appointed for its business or assets or any part thereof, the other party may immediately, as applicable, suspend its provision of Services hereunder or terminate this Agreement.

c.

Termination for Reasons specified in Statements of Work or Exhibits/Attachments Hereto. DexYP may terminate this Agreement, and/or the applicable Statement(s) of Work for the reasons set forth in the applicable Statement of Work, Exhibit and/or attachment to this Agreement.

d.

Additional Termination Right. Notwithstanding anything contained in the Agreement or any Statement of Work to the contrary, in the event that DexYP acquires, is acquired by, or merges with a third party (“Third Party Entity”), then:

(i)

if such Third Party Entity is a customer of Marchex which purchases substantially similar services to the Services provided hereunder for the same Covered Regions, DexYP shall determine which agreement (the “Selected Agreement”), as between the Agreement or the Third Party Entity’s agreement with Marchex (the “TPE Agreement”), will govern the relationship between Marchex on the one hand and both DexYP and Third Party Entity on the other hand, including all CTNs under this Agreement and all call tracking numbers under the TPE Agreement. For the avoidance of doubt, if DexYP determines that (x) the Agreement is the Selected Agreement, then Marchex shall take whatever actions necessary to enter into an agreement with the Third Party Entity to terminate the TPE Agreement without further penalties or liabilities, or (y) the TPE Agreement is the Selected Agreement, then Marchex shall enter into an agreement with DexYP to terminate the Agreement without further penalties or liabilities; or

(ii)

if Third Party Entity is not a customer of Marchex which purchases substantially similar services to the Services provided hereunder for the same Covered Regions, then at DexYP’s option (x) the definition of DexYP shall be modified to include such Third Party Entity, or (y) DexYP shall have the right to terminate this Agreement upon *** written notice to Marchex.

e.

Effect of Termination. DexYP will pay in full for the Services up to and including the effective date of termination. Subject to the foregoing, upon termination hereof, at the request of the other party, each party shall return to the other party or destroy, and certify in writing as to such destruction, the other party's Confidential Information, provided, however, that upon any termination, unless otherwise limited or restricted by applicable law or regulation, Marchex shall, at the request of DexYP, maintain archived DexYP Data for at least *** following termination of the Agreement, and, upon written request by DexYP, will deliver such archived DexYP Data to DexYP in a mutually agreed upon format (at DexYP's expense). All sections of this Agreement which by their nature should survive termination will survive termination, including, without limitation, accrued rights to payment, confidentiality obligations, warranty disclaimers, indemnification, and limitations of liability.

10.  Disaster Recovery.  Marchex shall use commercially reasonable efforts to: (i) provide disaster recovery services for the Services, (ii) protect its systems from uncontrollable events, (iii) have failover capability in the event of a system failure, and (iv) maintain the capability to continue operations in the event Marchex experiences a major facility failure.  “Major facility failure” means the interruption of Services resulting directly or indirectly from fire, strike, civil unrest, terrorist action, government regulation, acts of

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

God, or any other causes beyond the reasonable control of Marchex. Marchex shall review and test not less often than annually Marchex’s disaster recovery plans, procedures and capabilities, which shall be reasonably commensurate with call tracking and call analytics industry standards for services that are the same or similar to those furnished by Marchex to DexYP.

11.  MISCELLANEOUS.

a.

If any provision of this Agreement is found to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.

b.	The word "include" or any variants thereof used herein shall be construed non-exclusively to mean "including without limitation."
c.

This Agreement is governed by Delaware state law without regard to its conflict of laws rules. DexYP and agent (if applicable) irrevocably submit to venue and personal jurisdiction in the federal and state courts in the State of Delaware for any dispute arising out of or related to this Agreement, and waive all objections to jurisdiction or venue of such courts and agree not to commence nor prosecute any such dispute other than in such courts.

d.

The prevailing party is entitled to recover its costs, including reasonable attorneys' fees, in any action or suit to enforce any right or remedy under this Agreement, or to interpret any provision of this Agreement.

e.

Marchex shall not assign its rights or interests nor delegate its duties under this Agreement to any third party without DexYP’s prior written consent in each instance; except that Marchex may assign this Agreement to any entity controlling, controlled by or under common control with Marchex or to the surviving entity in a merger, consolidation or plan or reorganization in which it participates or to the purchaser of all or substantially all of its assets if such purchaser is not a competitor of DexYP and its subsidiaries and if such surviving entity or purchaser expressly assumes in writing all Marchex’s obligations and liabilities under the Agreement.  DexYP shall not assign its rights or interests nor delegate its duties under this Agreement to any third party without Marchex’s prior written consent in each instance; except that DexYP may assign its rights, interests and obligations hereunder to any entity controlling, controlled by or under common control with DexYP or to the surviving entity of a merger, consolidation or plan or reorganization in which it participates or to the purchaser of all or substantially all of its assets if such purchaser is not a competitor of Marchex and its subsidiaries and if such surviving entity or purchaser expressly assumes in writing all DexYP’s obligations and liabilities under the Agreement.  Any attempted assignment requiring prior consent, which occurs without such prior consent, will be voidable at the sole and absolute discretion of the non-assigning party. This Agreement binds and inures to the benefit of the parties' successors and lawful assigns.

f.

Any notice required or permitted by this Agreement shall be made in writing and will be deemed given as of the earlier of the day the notice is received or the day sent if by messenger, two days after sending via overnight or 2-day delivery service or 5 days after sent via certified mail, postage prepaid and such notice must be addressed (i) if to Marchex, to Marchex c/o Marchex, Inc., Attn: General Counsel, 520 Pike Street, Suite 2000, Seattle, WA 98101; (ii) if to DexYP, to DexYP at address set forth in the introductory paragraph of this Agreement, Attn: Contract Management with a copy to Attn: General Counsel.

g.	No waiver of a breach of any provision hereof shall be deemed a waiver of any succeeding breach of such provision.
h.	Neither party may make any public announcement relating to the relationship established by this Agreement without the prior written consent of the other party.
i.

Except for payment obligations not affected by such force majeure event, neither party is liable for failure or delay resulting from a condition beyond the reasonable control of the party, including acts of God, government, terrorism, natural disasters, labor conditions, power failures, third party connection or utilities outages, Internet disruption or latency, interruption or failure of ISP and carrier lines.

j.

This Agreement constitutes the entire and exclusive agreement between the parties with respect to the Services specified in the corresponding Statement of Work, superseding and replacing any other agreements, or terms and conditions applicable to such Services.

k.	Neither party has relied upon any statements or promises in entering into this Agreement except as expressly set forth herein.
l.

If any provision of a Statement of Work conflicts with any provision of this Agreement, the provision of the Agreement shall prevail to the extent of the conflict unless the Parties mutually agree otherwise by way of referencing the relevant section of the Agreement to be overridden.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

Marchex Sales, LLC	Dex Media, Inc.
Signature: /s/ Brendhan Hight	Signature: /s/ Gordon Henry
Name: Brendhan Hight	Name: Gordon Henry
Title: Director	Title: EVP & CMO
Date: 12/22/2017	Date: 12/22/2017

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT A

Maintenance and Support Services

This Exhibit A sets forth the complete terms of Marchex’s obligations related to maintenance and support services (the “Service Level Obligations”) during the Service Term and only for those periods in which DexYP is in material compliance with its obligations under the Agreement.

This Exhibit A shall be effective as of the Effective Date of the Agreement and terminate upon termination or expiration of the Agreement.

Furthermore, the following Service Level Obligations of Marchex are contingent on the proper use of the products and services offered by Marchex under the Agreement, and, for the avoidance of doubt, failure by DexYP and its Clients to use these products and services in the manner contemplated by the Agreement shall relieve Marchex of any Service Level Obligation associated with such unpermitted use of the products and services (“Service Level Contingencies”).

The parties acknowledge and agree that this Exhibit sets forth the exclusive rights, remedies and procedures that apply to any failure by Marchex to meet such Service Level Obligations.

1.   Call Routing and API Availability.

In accordance with the terms of the Agreement, Marchex will provide (i) call routing from local and Toll-Free CTNs to the domestic local telephone numbers designated by DexYP; and (ii) API-enabled Services detailed in the applicable SOW according to the following Service Level Obligations, in each case subject to Excluded Outages:

Performance Obligation	Service Level Obligation
Call routing availability	*** Availability***.
API availability	*** Availability***.

“Availability” will be calculated as follows:

Marchex will measure the availability of its call servers (which includes the extent to which incoming calls to Marchex CTNs can be connected to a functional termination numbers) excluding Excluded Outages (as defined below).

Marchex will measure API availability, which shall be those periods without an API Outage; an “API Outage” occurs when any system-wide outage occurs and prevents API availability to Customer, excluding Excluded Outages.

2.  Excluded Outages:

All Availability calculations shall exclude for the purpose of calculating downtime the following (“Excluded Outages”): (a) outages approved by DexYP; (b) planned outages for service updates, fixes, improvements, upgrades, backups and maintenance during the Maintenance Window described below (“Scheduled Downtime”); (c) third party connection or utilities outages; and (d) Internet disruption or latency outside of the commercially reasonable control of Marchex (e.g., ISP outages, Force Majeure, etc.); provided that, with respect to any lack of availability attributable to (c) and (d) above, such lack of availability shall be excluded only to the extent that it does not exceed three (3) days.

3. Scheduled Downtime:

•	Marchex will endeavor to limit Scheduled Downtime for call routing services to no more than ***.
•

Marchex will schedule Scheduled Downtime during lower call volume and Web traffic times (11:00 PM to 6:00 AM Pacific time during weekdays and 10 PM to 6 AM Pacific time during weekends) (the “Maintenance Window”), subject in each case to the scheduling requirements of third party vendors, if applicable.

•	When practicable, Marchex will provide DexYP *** notice of Scheduled Downtime.

4.  Escalation and Support.

Marchex will maintain the availability of help desk services for the Services during normal business hours (M-F, 9:00 AM – 6:00 PM

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pacific time, excluding Marchex-recognized and US-national holidays) and for notification of Major Issues (as described below) only outside of normal business hours, a phone number or other method of contact monitored outside normal business hours, and use commercially reasonable efforts to respond within a reasonable timeframe consistent with the applicable Severity Level set forth in the following chart:

Severity Level	Name	Description	Time to Response
1	Major Issue	Significant business impact (e.g. the Service is experiencing downtime or degradation in performance; end users are affected).	***
2	Minor Issue	Some business impact (e.g. end users are not significantly impacted and Service is not impaired).	***
3	Future Issue	Little to no immediate business impact (e.g. a cosmetic issue or a potential problem that DexYP is requesting be addressed).	***

The “Time to Response” set forth in the chart above begins when DexYP notifies Marchex of an issue. In addition to a system or general number for support, Marchex will provide at least one designated contact person who will be responsible for receiving notifications from DexYP and for notifying DexYP on issues related to subject matter within this Exhibit, as necessary outside the regular support channels (e.g., outside the normal business hours, or in the event a response is not received via the normal support channels within a reasonable time, or in the event of a critical Major Issue) and Marchex shall provide the name, telephone number, email address and alternate or back-up email address and/or telephone number for such contact person. The parties will mutually assign a Severity Level based on the above criteria. The above chart will only apply so long as DexYP has timely responded to any questions by Marchex. Marchex will use its best efforts to resolve issues within a commercially reasonable time.

5. Termination Right

In the event that Marchex fails to meet the Service Level Obligations, and no Service Level Contingencies apply for the period in which such Service Level Obligations are not met, ***, then no later than *** after the end of either such events, DexYP may terminate the Agreement ***.

6. DexYP Contact Information

In order to facilitate Marchex’s compliance with its obligations under this Exhibit, DexYP will provide Marchex up to two (2) designated contact persons, each of which will be responsible for receiving notifications from Marchex and for notifying Marchex on issues related to subject matter within this Exhibit. For each contact person, DexYP shall provide the corresponding name, telephone number, an email address and alternate email address.  Designated contacts of DexYP will be available during all times for which Marchex is required to provide notice hereunder.  Such designated contacts will acknowledge and return calls and email inquiries from Marchex as soon as possible.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

EXPENSE REIMBURSEMENT

1.Reimbursement of Actual Expenses

If expenses are reimbursable to Supplier under the terms of this Agreement, DexYP will reimburse Supplier for reasonable and actual expenses incurred by them on behalf of DexYP in carrying out authorized work assignments under the Agreement, a Statement of Work or Purchase Order. Under no circumstances shall Supplier seek reimbursement for expenses in excess of those actually incurred solely for the purpose of performing the services.

2.	Authorized Activities

The terms “Authorized Work Assignments” or “Authorized Travel”, or any other authorized activity as used in this Exhibit shall mean those authorized under the terms and conditions of the Agreement to which this Exhibit is attached or by DexYP in writing prior to actually incurring the expense.

3.	Documentation

Documentary evidence must be submitted for all expenditures of any amount for lodging, airline transportation, inner-city railroad and bus transportation, and auto rental.  In addition, documentary evidence must be submitted for any other expenditure of Ten Dollars ($10) or more to establish the amount, date, place, and essential character of the expenditure. Original or photocopies of credit or charge card receipts are acceptable as documentary evidence.

4.	Non-reimbursable Expenditures

Non-reimbursable expenses and charges which are included in the submitted receipts, paid bills or documents shall be identified.  Deduction of such items shall be made directly on the receipts and bills.  Only the amount representing DexYP’s reimbursable expenses shall be claimed and included on any invoices.

5.	Allowable Expenses

Expenditures shall be appropriate to the DexYP business undertaken and reasonable in the judgment of DexYP.  The most common allowable expenses include, but are not limited to the following.

a.	Meals - Reimbursement for personal meals can only be claimed when a Supplier is away from his/her normal work place on DexYP's business as evidenced by a receipt for lodging.
b.	Reimbursable expenses for meals shall in no case exceed the following per person per day (including tips):

i.	$75 in Manhattan;
ii.

$65 in the metropolitan areas of New York City boroughs (e.g., Brooklyn, Bronx, Queens, Staten Island), Westchester County, Boston, Chicago, Honolulu, Los Angeles, Philadelphia, San Jose, and Washington D.C.; and

iii.	$45 in all other domestic areas.

The daily meal limits above are not per diems.  Only actual meal expenses are reimbursed and documentary evidence is required per Section 3 above.

c.Hotel/Motel Room

i.	DexYP has negotiated rates with many hotel/motel chains (“Preferred Hotels”). Suppliers should inquire and utilize these DexYP Preferred Hotels whenever possible for hotel/motel accommodations.

ii.

Suppliers are entitled to a single room with bath when traveling outside their normal reporting location.   Suppliers are expected to use neither inadequate nor luxurious quarters.  Hotel/Motel accommodations should be obtained in the Supplier’s name and the bill settled at checkout time.  Only lodging bills marked “PAID” or those accompanied by receipts indicating payment of the hotel/motel charge will be considered sufficient documentation for reimbursement purposes.

iii.	The room rate in U.S. locations must not exceed One Hundred Fifty Dollars ($150) excluding state and local taxes; with the exception of lodging in

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) New York City, where the maximum reimbursable rate is Three Hundred Seventy Five Dollars ($375),

(b) San Francisco, where the maximum reimbursable rate is Two Hundred Sixty Five Dollars ($265), and

(c) Boston where the maximum reimbursable rate is One Hundred Seventy Five Dollars ($175).

If an expense is submitted with lodging that exceeds the One Hundred Fifty Dollar ($150) limit, the expense will not be processed for payment.  If you are unable to meet the criteria listed above, exceptions may be obtained when pre-approved in writing by DexYP.

iv.

Suppliers traveling outside their normal reporting location that are providing Services to DexYP at its DFW Airport location shall be required to use accommodations at the onsite hotel, the DexYP Hotel and Conference Center, subject to availability, unless alternate accommodations are approved in advance by DexYP.  To secure a room at the DexYP Hotel and Conference Center, Suppliers should contact:

DexYP Hotel and Conference Center - Reservations

Phone:   800-731-6131

Fax:  972.615.5349

Please identify yourself as a DexYP supplier when you make the reservation.

d.	Laundry and Valet - Reimbursement is permitted in a reasonable amount, while on a trip of more than 5 consecutive business days duration.

e.

Gratuities - Reimbursement is permitted, in reasonable amounts, paid in accordance with the following guidelines: meals - 15%; taxis - 10%; porters and bellhops – one dollar ($1) per bag.  Tips for meals shall be included with the cost of meals.

f.

Telephone - Telephone expense reimbursement shall be limited to business expenditures necessary for Supplier’s performance of its obligations (including reasonable charges for online access necessary to perform the Supplier’s obligations).   When possible, telephone calls should be made from other than hotel telephones to avoid surcharges that most hotels impose.

6.Unallowable Expenses

a.Unallowable Expenses

i.

Unless pre-approved in writing, expenses for administrative support, office overhead, office supplies, copying, printing, fax transmissions, and secretarial or clerical support shall not be reimbursable.

ii.	Travel insurance under a travel accident insurance policy shall not be reimbursable.
iii.	Personal expenses incurred while traveling, i.e., haircuts, shoeshines, movies, newspapers, etc., shall not be reimbursable.
iv.	The cost of traveler’s checks is not reimbursable.
v.	Alcoholic beverages of any kind are not reimbursable unless consumed in connection with a regular meal and are included in the meal limits described above.

7.Transportation

a.Air Travel

i.	Domestic air travel shall be at coach rates unless prior written approval is obtained from DexYP. Cost of unused tickets shall not be reimbursable.

Checked baggage fees for up to 2 bags are reimbursable for trips that are of 3 consecutive business days or more.  Baggage fees for personal items such as golf clubs, etc.  are not reimbursable.

Special fees for early boarding, exit row seats, pillows, blankets, etc. are not reimbursable.

ii.Travel Accommodations

Unless preapproved in writing by DexYP all Suppliers will use economy/tourist accommodations.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

b.Railroad and Bus Travel

Rail or Bus ticket expense in lieu of air travel is reimbursable.

c.Auto Rental

i.	Mid-size or compact cars are to be rented in most circumstances. Full-size cars are only to be rented in extraordinary circumstances when pre-approved in writing.
ii.	Collision damage waiver insurance is not reimbursable.
iii.	Accident insurance with medical expense benefits is not reimbursable.
iv.	When submitting the charge for reimbursement, the customer’s copy of the rental agreement shall be attached.
v.	The Supplier must purchase gasoline for the rental car before returning it. Fuel charges from the car rental company are not reimbursable unless preapproved in writing by DexYP.

d.Personal Automobile

i.

Mileage from the person’s home to the departing airport is not reimbursable.  Remote airport parking is reimbursable for up to 2 days duration.   For trips that exceed 2 days the supplier should make other travel arrangements to the departing airport.  Public transportation costs such as public shuttle service is reimbursable.   Car or limousine service from the person’s home to the departing airport is not reimbursable unless preapproved in writing by DexYP.

ii.

Personal cars may be used on business trips provided the Supplier’s employee’s automobile insurance covers business use and public liability coverage is at least One Hundred Thousand Dollars/Three Hundred Thousand Dollars ($100,000/$300,000) and property damage coverage is at least Fifty Thousand Dollars ($50,000).

iii.	Since travel time may be lengthened due to the use of this means of travel, any additional lodging and meal expense will not be considered as a reimbursable expense.
iv.

This expense is to be recorded and reimbursement at the then current rate per mile as defined by the IRS for the round trip distance between the base location and the city being visited.  Total reimbursement will not exceed allowed round trip airfare.

v.	Any increase in the Supplier’s insurance premiums resulting from accidents during the use of a personal automobile on authorized business travel is not reimbursable.
vi.	Collision insurance is not provided by DexYP, and any physical damage to the Supplier’s automobile is not reimbursable. Premiums for obtaining such coverage are not reimbursable.
vii.	DexYP will not reimburse a Supplier for commuting miles between the employee’s home and office.

8.International

This portion defines the requirements with respect to reporting expenses and receiving reimbursement for U.S. personnel traveling to international locations.

a.	Each Supplier traveling overseas is responsible for his/her own expenses including meals, lodging, transportation and miscellaneous expenses.
b.	Actual and reasonable expenses will be reimbursed. Daily meal allowances are not applicable to international travel.

c.Foreign Currency Transactions

i.	For control purposes, credit cards should be used for payment of all expenses where possible. Use of cash as payment for expenses should be kept to a minimum.
ii.	Suppliers are responsible for translating expenses into U.S. dollars. The Supplier must write the exchange rate on all receipts and calculate the U.S. dollar amount.
iii.

Suppliers traveling to one of the above countries must attach a foreign currency exchange receipt to their report.  Receipts are given by airport currency exchanges, banks and hotels when you convert U.S. dollars to local currency or local currency to U.S. dollars.

iv.	The following documents must be provided to document the exchange rate(s).

(a)	A copy of the original receipt showing the exchange rate used or a copy of the currency exchange receipt.
(b)	A copy of the credit card statement showing the exchange rate used.

[***] Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.